UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

September 1, 2017

ProtoKinetix, Incorporated
(Exact name of registrant as specified in its charter)

Nevada	000-32917	94-3355026
State of Incorporation	Commission File Number	IRS Employer Identification No.

705 Dugan Road
Belpre, Ohio
45714  USA
Address of principal executive offices

304-299-5070
Telephone number, including
Area code

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯[_]   Written communications pursuant to Rule 425 under the Securities Act
⁯⁯[_]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
⁯[_]   ⁯Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
⁯[_]   ⁯Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

This Form 8-K/A is filed as an amendment to the Current Report Form 8-K filed by ProtoKinetix, Incorporated, under Item 1.01 and Item 5.02 dated September 1, 2017. This Form 8-K/A attaches the corrected First Amendments to the Consulting Agreements as set forth on Exhibits 10.1, 10.2 and 10.3 filed with the Form 8-K dated September 1, 2017. Specifically, the corrections are as follows:

•	10.1	First Amendment to the Consulting Agreement between Clarence E. Smith and the Company dated September 1, 2017 (the “Smith Agreement”). Section (A) Stock Option, stated an incorrect effective date for the stock option Mr. Smith received on January 1, 2017. The corrected version of the Smith Agreement is attached to this 8-K/A as Exhibit 10.1.

•	10.2	First Amendment to the Consulting Agreement between Edward P. McDonough and the Company dated September 1, 2017 (the “McDonough Agreement”). Section (A) Stock Option, stated an incorrect effective date for the stock option Mr. McDonough received on January 1, 2017. The corrected version of the McDonough Agreement is attached to this 8-K/A as Exhibit 10.2.

•	10.3	First Amendment to the Consulting Agreement between Grant Young and the Company dated September 1, 2017 (the “Grant Agreement”). Section (A) Stock Option, stated an incorrect effective date for the stock option Mr. Grant received on January 1, 2017. The corrected version of the Grant Agreement is attached to this 8-K/A as Exhibit 10.3.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	First Amendment to Consulting Agreement between Clarence E. Smith and the Company dated September 1, 2017

10.2	First Amendment to Consulting Agreement between Edward P. McDonough and the Company dated September 1, 2017

10.3	First Amendment to Consulting Agreement between Grant Young and the Company dated September 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 11th day of September 2017.

ProtoKinetix, Incorporated

By:	/s/ Clarence E. Smith
Clarence E. Smith, President & CEO